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                            SECTION 906 CERTIFICATION

 CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
                                  STATES CODE

         I, Stanley J. Talbi, the President of MetLife Insurance Company of Connecticut (the "Company"), certify that (i) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    May 15, 2006

                                            /s/ Stanley J. Talbi
                                           -------------------------------------
                                           Stanley J. Talbi
                                           President


         A signed original of this written statement required by Section 906 has been provided to MetLife Insurance Company of Connecticut and will be retained by MetLife Insurance Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.